DISCOVERY COMMUNICATIONS REPORTS FIRST QUARTER 2016 RESULTS

First Quarter 2016 Financial Highlights:

•Revenues increased 2% to $1,561 million (increased 5% excluding currency effects)
•Adjusted OIBDA increased 2% to $577 million (increased 7% excluding currency effects)
•Adjusted EPS increased 10% to $0.46 (increased 18% excluding currency effects)
•Repurchased $373 million of stock

Silver Spring, Maryland – May 5, 2016: Discovery Communications, Inc. (“Discovery” or the “Company”) (NASDAQ: DISCA, DISCB, DISCK) today reported financial results for the first quarter ended March 31, 2016.

“Discovery’s business momentum continued to build in the first quarter with strong viewership across our worldwide portfolio of brands and platforms.  Our unmatched global distribution network, diverse, much loved brands, and unique flexible business model yet again produced strong results, particularly in the U.S.,” said David Zaslav, President and CEO of Discovery Communications. “We have also made progress in reaching consumers across the world’s 7 billion screens with a robust multiplatform strategy that is increasingly showing potential to drive growth in the future. Given the long-term growth profile associated with the investments we’ve made, I remain optimistic about our overall operating and financial prospects, the opportunities ahead, and our potential to deliver significant shareholder value.”

First Quarter Results

First quarter revenues of $1,561 million increased 2% compared to the prior year, as 8% growth at U.S. Networks was partially offset by a 3% decline at International Networks, primarily due to currency effects, and lower revenues at Education and Other. Adjusted Operating Income Before Depreciation and Amortization (“OIBDA”)(1) increased 2% to $577 million, as 11% growth at U.S. Networks was partially offset by a 14% decline at International Networks, primarily due to currency effects, and a small operating loss at Education and Other. Excluding currency effects, total Company revenues and Adjusted OIBDA grew 5% and 7%, respectively, as changes in foreign currency exchange rates reduced revenue and Adjusted OIBDA growth by 3% and 5%, respectively. Excluding currency effects and the impact of the SBS Radio disposition(2), total Company revenues and Adjusted OIBDA both increased 7%.

First quarter net income available to Discovery Communications, Inc. increased 5% to $263 million ($0.42 per diluted share)(3) compared to $250 million ($0.37 per diluted share) for the first quarter of 2015, primarily due to improved operating results, a decrease in taxes, lower currency-related losses, and a gain from the sale of SBS Radio, partially offset by higher equity-based compensation and a decline in income from equity investees. Adjusted Earnings Per Diluted Share ("Adjusted EPS")(1), which excludes the impact of amortization of acquisition-related intangible assets, was up 10% to $0.46 for the first quarter 2016 compared to $0.42 for the first quarter 2015. Adjusted EPS excluding currency effects increased 18%, as changes in foreign currency exchange rates reduced first quarter Adjusted EPS growth by 8%. For the last twelve months ending March 31, 2016, Adjusted EPS excluding currency effects was up 11% compared to the twelve month period ending March 31, 2015.

(1)	See full definitions of Adjusted Operating Income Before Depreciation and Amortization and Adjusted Earnings Per Diluted Share on page 5.
(2)	The Company completed its sale of SBS Radio on June 30, 2015.
(3)	All per share amounts are calculated using Net Income Available to Discovery Communications, Inc. Series A, B and C common stockholders. See table on page 12 for the full schedule.

Free cash flow increased 62% to $47 million for the first quarter of 2016, primarily due to improved operating performance and lower cash taxes, partially offset by the timing of working capital and higher content spend. Free cash flow growth excluding currency effects was not meaningful for the first quarter, but increased 53% for the last twelve months ending March 31, 2016 compared to the twelve month period ending March 31, 2015. Free cash flow is defined as cash provided by operating activities less purchases of property and equipment.

SEGMENT RESULTS

(dollars in millions)	Three Months Ended March 31,
	2016	2015	Change
Revenues:
U.S. Networks	$807	$749	8%
International Networks	711	735	(3)%
Education and Other	44	54	(19)%
Corporate and Inter-Segment Eliminations	(1)	(1)	—%
Total Revenues	$1,561	$1,537	2%

Adjusted OIBDA:
U.S. Networks	$473	$425	11%
International Networks	185	215	(14)%
Education and Other	(1)	5	NM
Corporate and Inter-Segment Eliminations	(80)	(77)	4%
Total Adjusted OIBDA	$577	$568	2%

U.S. Networks

(dollars in millions)	Three Months Ended March 31,
	2016	2015	Change
Revenues:
Distribution	$390	$362	8%
Advertising	402	375	7%
Other	15	12	25%
Total Revenues	$807	$749	8%
Adjusted OIBDA	$473	$425	11%
Adjusted OIBDA Margin	59%	57%

U.S. Networks’ revenues in the first quarter of 2016 increased 8% to $807 million, driven by 8% distribution growth and 7% advertising growth. Distribution revenue growth was primarily driven by higher rates. Advertising revenues increased 7% primarily due to higher pricing and inventory management, partially offset by lower delivery.

Adjusted OIBDA increased 11% to $473 million, as revenue growth was partially offset by a 3% increase in operating expenses, mainly due to higher content amortization.

International Networks

(dollars in millions)	Three Months Ended March 31,
	2016	2015	Change
Revenues:
Distribution	$411	$396	4%
Advertising	285	312	(9)%
Other	15	27	(44)%
Total Revenues	$711	$735	(3)%
Adjusted OIBDA	$185	$215	(14)%
Adjusted OIBDA Margin	26%	29%

International Networks’ revenues for the first quarter decreased 3% to $711 million and Adjusted OIBDA decreased 14% to $185 million. Changes in foreign currency exchange rates reduced first quarter international revenues and Adjusted OIBDA growth by 6% and 12%, respectively. Excluding currency effects and the impact of SBS Radio, total revenues were up 7%. Distribution revenues, excluding the impact of currency effects, grew 12% mostly due to increased subscribers in Latin America and higher rates in CEEMEA and Northern Europe, as well as contributions from Eurosport France(1). Excluding the impact of Eurosport France, distribution revenues on a constant currency basis would have been up 7%. Advertising revenues, excluding the impact of SBS Radio and currency effects, were up 4%, primarily due to higher volume and ratings in Southern Europe and higher pricing and volume in CEEMEA, partially offset by a decline in Northern Europe due to the Telenor blackout and lower ratings.

Excluding the impact of SBS Radio and foreign currency exchange rates, Adjusted OIBDA was down 2%, reflecting 7% revenue growth more than offset by an 11% increase in operating expenses. The higher operating expenses were primarily due to increased content costs.

Education and Other

(dollars in millions)	Three Months Ended March 31,
	2016	2015	Change
Revenues	$44	$54	(19)%
Adjusted OIBDA	$(1)	$5	NM
Adjusted OIBDA Margin	NM	9%

Education and Other revenues for the first quarter decreased by $10 million primarily due to lower external production deliveries at the Studios production business. Adjusted OIBDA decreased by $6 million primarily due to additional investments in Education Techbooks and lower external Studios production deliveries.

Corporate and Inter-Segment Eliminations

Adjusted OIBDA for the first quarter of 2016 decreased by $3 million primarily due to higher personnel costs and information technology investments.

(1)	The Company completed its acquisition of a controlling stake in Eurosport France on March 31, 2015, resulting in the consolidation of Eurosport France as of that date.

STOCK REPURCHASE

During the quarter, the Company, pursuant to its existing stock repurchase program, repurchased 8.4 million shares of its Series C common stock at an average price of $25.44 per share, for a total of $214 million. On February 22, 2016, the Company repurchased 2.9 million shares from Advance/Newhouse Programming Partnership ("ANPP") at $55.43 per share (or $27.72 per share on a split adjusted basis), for a total of $159 million pursuant to the previously announced share repurchase agreement described below between the Company and ANPP. In total, the Company spent $373 million on share repurchases during the first quarter of 2016.

Through March 31, 2016, the Company has repurchased 123.4 million shares of Series C common stock and 2.8 million shares of its Series A common stock under its stock repurchase program. In aggregate, including the 27.0 million preferred shares acquired from ANPP and from Advance Programming Holdings, LLC, this represents 36%, or $7.0 billion, of the Company's outstanding shares since buyback activity was authorized in 2010 at an average price of $26.60 per share on a split adjusted basis. Note that the aggregate share numbers have not been adjusted to reflect the stock dividend that was distributed in August 2014.

On May 22, 2014, the Company entered into a share repurchase agreement with ANPP to repurchase its shares of the Company’s Series C convertible preferred stock, on a quarterly basis, in proportion to the Company's repurchases under its stock repurchase program in a manner that is intended to maintain ANPP's current ownership percentage of the Company. This agreement was amended by letter agreement on August 25, 2014.

OTHER ITEMS

On March 11, 2016, the Company completed an offering of $500 million aggregate principal amount of its 4.90% senior notes due 2026. The Company intends to use the net proceeds for general corporate purposes.

FULL YEAR 2016 OUTLOOK

For the full year ending December 31, 2016, Discovery expects Adjusted EPS excluding currency effects to grow at least high teens and free cash flow excluding currency effects to grow at least high teens.

NON-GAAP FINANCIAL MEASURES

Adjusted OIBDA, Adjusted Net Income, Adjusted EPS and Free Cash Flow
In addition to the results prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) provided in this release, the Company has presented Adjusted OIBDA, Adjusted Net Income, Adjusted EPS and free cash flow. The Company evaluates the operating performance of its segments based on financial measures such as revenues and Adjusted OIBDA. Adjusted OIBDA is defined as operating income excluding: (i) mark-to-market equity-based compensation, (ii) depreciation and amortization, (iii) amortization of deferred launch incentives, (iv) restructuring and other charges, (v) certain impairment charges, (vi) gains and losses on business and asset dispositions, and (vii) certain inter-segment eliminations related to production studios.

The Company uses Adjusted OIBDA to assess the operating results and performance of its segments, perform analytical comparisons, identify strategies to improve performance and allocate resources to each segment. The Company believes Adjusted OIBDA is relevant to investors because it allows them to analyze the operating performance of each segment using the same metric management uses. The Company excludes mark-to-market equity-based compensation, restructuring and other charges, certain impairment charges, and gains and losses on business and asset dispositions from the calculation of Adjusted OIBDA due to their volatility. The Company also excludes depreciation of fixed assets, amortization of intangible assets and deferred launch incentives, as these amounts do not represent cash payments in the current reporting period. Additionally, certain corporate expenses and inter-segment eliminations related to production studios are excluded from segment results to enable executive management to evaluate segment performance based upon the decisions of segment executives.

The Company defines Adjusted Net Income as net income available to Discovery Communications, Inc. stockholders excluding the impact of amortization of acquisition-related intangible assets, and defines Adjusted EPS as earnings excluding the impact of amortization of acquisition-related intangible assets per diluted share.  Note that given the change in conversion ratio for our preferred stock, the preferred shares are now only included in the diluted share count. The Company believes Adjusted Net Income and Adjusted EPS are relevant to investors because these metrics allow them to evaluate the performance of the Company's operations exclusive of the non-cash amortization of acquisition-related intangible assets that impact the comparability of results from period to period.

The Company defines free cash flow as cash provided by operating activities less acquisitions of property and equipment. The Company uses free cash flow as it believes it is an important indicator for management and investors of the Company’s liquidity, including its ability to reduce debt, make strategic investments and return capital to stockholders.

Adjusted OIBDA, Adjusted Net Income, Adjusted EPS and free cash flow are non-GAAP measures, and should be considered in addition to, but not as a substitute for, operating income, net income, earnings per diluted share and other measures of financial performance reported in accordance with GAAP. Please review the supplemental financial schedules beginning on page 10 for reconciliations to GAAP measures.

Conference Call Information

Discovery Communications, Inc. will host a conference call today, May 5, 2016 at 8:30 a.m. ET to discuss its first quarter results. To listen to the call, visit http://discoverycommunications.com or dial 1-800-901-5213 inside the U.S. and 1-617-786-2962 outside of the U.S., using the following passcode: DISCA.

Cautionary Statement Concerning Forward-Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, forecasts and assumptions that involve risks and uncertainties and on information available to the Company as of the date hereof. The Company’s actual results could differ materially from those stated or implied, due to risks and uncertainties associated with its business, which include the risk factors disclosed in its Annual Report on Form 10-K filed with the SEC on February 18, 2016. Forward-looking statements include statements regarding the Company’s expectations, beliefs, intentions or strategies regarding the future, and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “continue,” “estimate,” “expect,” “intend,” “may,” “should,” “will” and “would” or similar words. Forward-looking statements in this release include, without limitation, statements regarding investing in our programming and strategic growth initiatives and the full year 2016 outlook. The Company expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Contacts:

Corporate Communications	Investor Relations
Tammy Shea (240) 662-6506	Jackie Burka (212) 548-5642
tammy_shea@discovery.com	jackie_burka@discovery.com

DISCOVERY COMMUNICATIONS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited; in millions, except per share amounts)

	Three Months Ended March 31,
	2016	2015
Revenues:
Distribution	$801	$758
Advertising	687	687
Other	73	92
Total revenues	1,561	1,537
Costs and expenses:
Costs of revenues, excluding depreciation and amortization	592	565
Selling, general and administrative	408	400
Depreciation and amortization	79	81
Restructuring and other charges	6	9
Gain on disposition	(13)	—
Total costs and expenses	1,072	1,055
Operating income	489	482
Interest expense	(85)	(89)
(Loss) income from equity investees, net	(8)	1
Other expense, net	(16)	(19)
Income before income taxes	380	375
Income tax expense	(111)	(125)
Net income	269	250
Net income attributable to redeemable noncontrolling interests	(6)	—
Net income available to Discovery Communications, Inc.	$263	$250

Net income per share available to Discovery Communications, Inc. Series A, B and C common stockholders:
Basic	$0.42	$0.38
Diluted(1)	$0.42	$0.37

Weighted average shares outstanding:
Basic	413	439
Diluted(1)	630	667

(1) Diluted shares adjust for the potential dilution that would occur if common stock equivalents, including convertible preferred stock and equity-based awards, were converted into common stock or exercised.

DISCOVERY COMMUNICATIONS, INC.
CONSOLIDATED BALANCE SHEETS
(unaudited; in millions)

	March 31, 2016	December 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$333	$390
Receivables, net	1,520	1,479
Content rights, net	352	313
Deferred income taxes	91	68
Prepaid expenses and other current assets	371	346
Total current assets	2,667	2,596

Noncurrent content rights, net	2,029	2,030
Property and equipment, net	466	488
Goodwill	8,207	8,164
Intangible assets, net	1,718	1,730
Equity method investments	529	567
Other noncurrent assets	262	289
Total assets	$15,878	$15,864

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$171	$282
Accrued liabilities	974	988
Deferred revenues	205	190
Current portion of debt	25	119
Total current liabilities	1,375	1,579

Noncurrent portion of debt	7,965	7,616
Deferred income taxes	510	556
Other noncurrent liabilities	414	421
Total liabilities	10,264	10,172

Redeemable noncontrolling interests	248	241

Equity:
Preferred stock	2	2
Common stock	5	5
Additional paid-in capital	7,027	7,021
Treasury stock, at cost	(5,675)	(5,461)
Retained earnings	4,621	4,517
Accumulated other comprehensive loss	(614)	(633)
Total equity	5,366	5,451
Total liabilities and equity	$15,878	$15,864

DISCOVERY COMMUNICATIONS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited; in millions)

	Three Months Ended March 31,
	2016	2015
Operating Activities
Net income	$269	$250
Adjustments to reconcile net income to cash provided by operating activities:
Equity-based compensation expense	24	2
Depreciation and amortization	79	81
Content amortization and impairment expense	441	407
Gain on disposition	(13)	—
Remeasurement gain on previously held equity interest	—	(2)
Equity in earnings of investee companies, net of cash distributions	9	1
Deferred income taxes	(58)	(48)
Realized loss from derivative instruments	—	11
Other, net	15	9
Changes in operating assets and liabilities, net of business combinations:
Receivables, net	(7)	(10)
Content rights, net	(488)	(445)
Accounts payable and accrued liabilities	(148)	(134)
Equity-based compensation liabilities	(5)	(25)
Income taxes receivable and prepaid income taxes	28	3
Other, net	(84)	(37)
Cash provided by operating activities	62	63

Investing Activities
Purchases of property and equipment	(15)	(34)
Business acquisitions, net of cash acquired	—	(16)
Payments for derivative instruments, net	—	(11)
Distributions from equity method investees	15	15
Investments in equity method investees, net	4	(26)
Investments in cost method investments	(4)	—
Other investing activities, net	(1)	(6)
Cash used in investing activities	(1)	(78)

Financing Activities
Commercial paper (repayments) borrowings, net	(93)	199
Borrowings under revolving credit facility	95	123
Principal repayments of revolving credit facility	(252)	(13)
Borrowings from debt, net of discount	498	936
Principal repayments of debt	—	(849)
Principal repayments of capital lease obligations	(12)	(12)
Repurchases of stock	(373)	(317)
Distributions to redeemable noncontrolling interests	(2)	—
Equity-based plan payments, net	(5)	(17)
Hedge of borrowings from debt instruments	—	(29)
Other financing activities, net	(11)	(9)
Cash (used in) provided by financing activities	(155)	12

Effect of exchange rate changes on cash and cash equivalents	37	(43)

Net change in cash and cash equivalents	(57)	(46)
Cash and cash equivalents, beginning of period	390	367
Cash and cash equivalents, end of period	$333	$321

DISCOVERY COMMUNICATIONS, INC.
SUPPLEMENTAL FINANCIAL DATA
RECONCILIATION OF ADJUSTED OPERATING INCOME BEFORE
DEPRECIATION AND AMORTIZATION
(unaudited; in millions)

	Three Months Ended March 31, 2016
	Adjusted Operating Income Before Depreciation and Amortization	Depreciation and Amortization	Amortization of Deferred Launch Incentives	Mark-to-Market Equity-Based Compensation	Restructuring and Other Charges	Gain on Disposition	Inter-segment Eliminations	Operating Income
U.S. Networks	$473	$(7)	$—	$—	$(1)	$—	$(4)	$461
International Networks	185	(54)	(3)	—	(5)	13	(1)	135
Education and Other	(1)	(2)	—	—	—	—	5	2
Corporate and Inter-Segment Eliminations	(80)	(16)	—	(13)	—	—	—	(109)
Total	$577	$(79)	$(3)	$(13)	$(6)	$13	$—	$489

	Three Months Ended March 31, 2015
	Adjusted Operating Income Before Depreciation and Amortization	Depreciation and Amortization	Amortization of Deferred Launch Incentives	Mark-to-Market Equity-Based Compensation	Restructuring and Other Charges	Gain on Disposition	Inter-segment Eliminations	Operating Income
U.S. Networks	$425	$(8)	$—	$—	$(7)	$—	$(2)	$408
International Networks	215	(57)	(4)	—	(2)	—	(1)	151
Education and Other	5	(2)	—	—	—	—	3	6
Corporate and Inter-Segment Eliminations	(77)	(14)	—	8	—	—	—	(83)
Total	$568	$(81)	$(4)	$8	$(9)	$—	$—	$482

DISCOVERY COMMUNICATIONS, INC.
SUPPLEMENTAL FINANCIAL DATA
SELECTED FINANCIAL DETAIL
(unaudited; in millions, except per share amounts)

SELECTED TOTAL COMPANY FINANCIAL METRICS - YEAR OVER YEAR GROWTH RATES REPORTED AND EXCLUDING FOREIGN CURRENCY IMPACT

	Three Months Ended March 31,
	2016	2015	% Change (Reported)	% Change (ex-FX)
Revenues	$1,561	$1,537	2%	5%

Adjusted OIBDA	$577	$568	2%	7%

Adjusted EPS	$0.46	$0.42	10%	18%

Free Cash Flow	$47	$29	62%	NM

SELECTED INTERNATIONAL NETWORKS FINANCIAL METRICS - YEAR OVER YEAR GROWTH RATES REPORTED AND EXCLUDING FOREIGN CURRENCY IMPACT

	Three Months Ended March 31,
	2016	2015	% Change (Reported)	% Change (ex-FX)
Revenues	$711	$735	(3)%	3%

Adjusted OIBDA	$185	$215	(14)%	(2)%

DISCOVERY COMMUNICATIONS, INC.
SUPPLEMENTAL FINANCIAL DATA
SELECTED FINANCIAL DETAIL
(unaudited; in millions, except per share amounts)

EARNINGS PER SHARE

	Three Months Ended March 31,
	2016	2015
Numerator:
Net income	$269	$250
Less:
Allocation of undistributed income to Series A convertible preferred stock	(59)	(53)
Net income attributable to redeemable noncontrolling interests	(6)	—
Net income available to Discovery Communications, Inc. Series A, B and C common and Series C convertible preferred stockholders for basic net income per share	$204	$197
Allocation of net income available to Discovery Communications Inc. Series A, B and C common stockholders and Series C convertible preferred stockholders for basic net income per share:
Series A, B and C common stockholders	173	166
Series C convertible preferred stockholders	31	31
Total	204	197

Add:
Allocation of undistributed income to Series A convertible preferred stockholders	59	53
Net income available to Discovery Communications, Inc. Series A, B and C common stockholders for diluted net income per share	$263	$250

Denominator:
Weighted average Series A, B and C common shares outstanding — basic	413	439
Weighted average impact of assumed preferred stock conversion	214	223
Weighted average dilutive effect of equity-based awards	3	5
Weighted average Series A, B and C common shares outstanding — diluted	630	667
Weighted average Series C convertible preferred stock outstanding — basic and diluted	36	41

Basic net income per share available to Discovery Communications, Inc. Series A, B and C common and Series C convertible preferred stockholders:
Series A, B and C common stockholders	$0.42	$0.38
Series C convertible preferred stockholders	$0.84	$0.76

Diluted net income per share available to Discovery Communications, Inc. Series A, B and C common and Series C convertible preferred stockholders:
Series A, B and C common stockholders	$0.42	$0.37
Series C convertible preferred stockholders	$0.84	$0.74

DISCOVERY COMMUNICATIONS, INC.
SUPPLEMENTAL FINANCIAL DATA
SELECTED FINANCIAL DETAIL
(unaudited; in millions, except per share amounts)

CALCULATION OF ADJUSTED NET INCOME AND ADJUSTED NET EARNINGS PER DILUTED SHARE

	Three Months Ended March 31,
	2016	2015	Change
Net Income available to Discovery Communications, Inc. Series A, B and C common stockholders for diluted net income per share	$263	$250	$13
Amortization of acquisition-related intangible assets, net of tax	27	29	(2)
Adjusted Net Income	$290	$279	$11

	Three Months Ended March 31,
	2016	2015	Change
Diluted net income per share available to Discovery Communications, Inc. Series A, B and C common stockholders	$0.42	$0.37	$0.05
Amortization of acquisition-related intangible assets, net of tax	0.04	0.05	(0.01)
Adjusted earnings per diluted share	$0.46	$0.42	$0.04

CALCULATION OF FREE CASH FLOW

	Three Months Ended March 31,
	2016	2015	Change
Cash provided by operating activities	$62	$63	$(1)
Purchases of property and equipment	(15)	(34)	19
Free cash flow	$47	$29	$18

DISCOVERY COMMUNICATIONS, INC.
SUPPLEMENTAL FINANCIAL DATA
SELECTED FINANCIAL DETAIL
(unaudited; in millions, except per share amounts)

BORROWINGS
March 31, 2016
5.625% Senior notes, semi-annual interest, due August 2019	$500
5.05% Senior notes, semi-annual interest, due June 2020	1,300
4.375% Senior notes, semi-annual interest, due June 2021	650
2.375% Senior notes, euro denominated, annual interest, due March 2022	339
3.30% Senior notes, semi-annual interest, due May 2022	500
3.25% Senior notes, semi-annual interest, due April 2023	350
3.45% Senior notes, semi-annual interest, due March 2025	300
4.90% Senior notes, semi-annual interest, due March 2026	500
1.90% Senior notes, euro denominated, annual interest, due March 2027	678
6.35% Senior notes, semi-annual interest, due June 2040	850
4.95% Senior notes, semi-annual interest, due May 2042	500
4.875% Senior notes, semi-annual interest, due April 2043	850
Revolving credit facility	614
Capital lease obligations	130
Commercial paper	—
Total debt	8,061
Unamortized discount and debt issuance costs	(71)
Debt, net	7,990
Current portion of debt	(25)
Noncurrent portion of debt	$7,965

SHARE COUNT ROLL FORWARD	Common	Preferred	Total
(Basic shares, in millions)
Total shares outstanding as of December 31, 2015	418.0	108.2	526.2
Shares repurchased	(8.4)	(2.9)	(11.3)
Shares issued – equity-based compensation	0.8	—	0.8
Conversion of shares	0.6	(0.3)	0.3
Total shares outstanding as of March 31, 2016	411.0	105.0	516.0